As filed with the Securities and Exchange Commission on November 16, 2022

Registration No. 333-268214

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Akoya Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-5586242
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Campus Drive, 6th Floor
Marlborough, MA 01752
(855) 896-8401

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian McKelligon

Chief Executive Officer

Akoya Biosciences, Inc.

100 Campus Drive, 6th Floor

Marlborough, MA 01752

(855) 896-8401

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Patrick O’Malley, Esq.

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, CA 92121

Tel: (858) 677-1400

Fax: (858) 677-1401

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Akoya Biosciences, Inc. is filing this Pre-Effective Amendment No. 1 (“Amendment No. 1”) to its Registration Statement on Form S-3 (333-268214), originally filed on November 7, 2022 (the “Registration Statement”), as an exhibit-only filing solely to file an updated auditor consent as Exhibit 23.1. This Amendment No. 1 consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and the exhibit being filed with this Amendment No. 1. Part I of the Registration Statement is unchanged and has been omitted.

S-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses incurred or expected to be incurred by Akoya Biosciences, Inc. (the “Registrant”) in connection with the issuance and distribution of the securities being registered hereby. All the amounts shown are estimates, except for the SEC registration fee and Financial Industry Regulatory Authority, Inc. (FINRA) filing fee.

SEC registration fee	$16,530
Nasdaq listing fee	23,000
FINRA filing fees	*
Accounting fees and expenses	*
Legal fees and expenses	*
Transfer agent fees and expenses	*
Printing and miscellaneous expenses	*
Total	*

*	These fees or expenses cannot be estimated at this time, as they are calculated based on the securities offered and the number of issuances.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our Certificate of Incorporation requires us to indemnify our directors and officers to the maximum extent permitted by the Delaware General Corporation Law, our Bylaws provide that we will indemnify our directors and officers and permit us to indemnify our employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

We have entered into indemnification agreements with our directors and officers, whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, our best interest. At present, there is no pending litigation or proceeding involving a director or officer regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

II-1

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Exhibit Title	Filed Herewith	Incorporated by Reference
			Form	Filing Date.	Exhibit	File No.

3.1	Amended and Restated Certificate of Incorporation		S-1	333-254760	3.3	3/26/2021

3.2	Amended and Restated Bylaws		S-1	333-254760	3.4	3/26/2021

4.1	Form of indenture for senior debt securities and the related form of senior debt security.		S-3	333-269214	4.1	11/7/2022

4.2	Form of indenture for subordinated debt securities and the related form of subordinated debt security.		S-3	333-269214	4.2	11/7/2022

4.3*	Form of Warrant Agreement

4.4*	Form of Unit Certificate

4.5*	Form of Preferred Stock Certificate and Form Certificate of Designation of Preferred Stock

5.1	Opinion of DLA Piper LLP (US)		S-3	333-269214	5.1	11/7/2022

10.1	Equity Distribution Agreement, dated November 7, 2022, by and between Akoya Biosciences, Inc. and Piper Sandler & Co.		S-3	333-269214	10.1	11/7/2022

23.1	Consent of Independent Registered Public Accounting Firm	X

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)		S-3	333-269214	23.2	11/7/2022

24.1	Power of Attorney (included on the signature page)		S-3	333-269214	24.1	11/7/2022

25.1†	Form T-1 Statement of Eligibility of Trustee for the Senior Indenture under the Trust Indenture Act of 1939.

25.2†	Form T-1 Statement of Eligibility of Trustee for the Subordinated Indenture under the Trust Indenture Act of 1939.

107	Filing Fee Table		S-3	333-269214	107	11/7/2022

*	To be filed by amendment or as exhibit(s) to a Current Report of the registrant on Form 8-K and incorporated herein by reference, as applicable.

†	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as applicable.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlborough, State of Massachusetts on November 16, 2022.

akoya biosciences, inc.

By:	/s/ Brian McKelligon
Brian McKelligon
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	President, Chief Executive Officer and Director	November 16, 2022
Brian McKelligon	(Principal Executive Officer)

*	Chief Financial Officer	November 16, 2022
Joseph Driscoll	(Principal Financial and Accounting Officer)

*	Chairman of the Board	November 16, 2022
Robert G. Shepler

*	Director	November 16, 2022
Garry Nolan, PhD

*	Director	November 16, 2022
Thomas Raffin, MD

*	Director	November 16, 2022
Thomas P. Schnettler

*	Director	November 16, 2022
Scott Mendel

*	Director	November 16, 2022
Matthew Winkler, PhD

*	Director	November 16, 2022
Myla Lai-Goldman, MD

*By	/s/ Joseph Driscoll
Joseph Driscoll
Attorney-in-fact